Filed Pursuant to Rule 424(b)(5)

Registration File No. 333-253780

Subject to completion, dated March 2, 2021

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary prospectus supplement

(To Prospectus dated March 2, 2021)

          ordinary shares

We are offering          ordinary shares, par value 0.01 New Israeli Shekels per share.

Our ordinary shares trade on The Nasdaq Global Select Market under the symbol “SSYS”. The last reported sale price on March 1, 2021 was $36.28 per share.

INVESTING IN OUR ORDINARY SHARES INVOLVES RISK. SEE “RISK FACTORS” BEGINNING ON PAGE S-4 AND IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION THAT ARE INCORPORATED BY REFERENCE HEREIN.

Neither the Securities and Exchange Commission or any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per ordinary share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	See “Underwriters” for a description of all compensation payable to the underwriters.

The underwriters have an option to purchase up to an additional               ordinary shares from us at the public offering price less the underwriting discounts and commissions. The underwriters may exercise this option at any time within 30 days after the date of the final prospectus supplement.

The underwriters expect to deliver the ordinary shares on or about               , 2021.

Joint book-running managers

J.P. Morgan	Stifel

March    , 2021

Table of contents

Prospectus supplement

Prospectus

S-i

About this prospectus supplement

This prospectus supplement and the accompanying prospectus are part of an “automatic shelf” registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission, or the Commission, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. We sometimes refer to our ordinary shares as the “shares” throughout this prospectus supplement and the accompanying prospectus.

This prospectus supplement describes the terms of the offering by us and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The accompanying prospectus, dated March 2, 2021, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Commission before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference and in any free writing prospectus we have authorized for use in connection with this offering, in their entirety before making an investment decision.

Neither we nor the underwriters have authorized anyone to provide you with different information from or in addition to that contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus authorized for use in connection with this offering. Neither we nor the underwriters take any responsibility for, and can provide no assurance as to, the reliability of any information other than the information contained in the foregoing documents. This document may only be used where it is legal to sell these shares. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus authorized for use in connection with this offering, is accurate as of any date other than its respective date, regardless of when this prospectus supplement and the accompanying prospectus is delivered, or when any sale of our ordinary shares occurs. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to:

●	“Stratasys,” the “Company,” the “Registrant,” “our company,” “us,” “we” and “our” are to Stratasys Ltd., an Israeli company, and its consolidated subsidiaries.
●	“Our shares,” “ordinary shares” and similar expressions refer to our Ordinary Shares, par value 0.01 New Israeli Shekels, or NIS, per share.
●	“Dollars,” “US dollars” or “$” are to United States Dollars.
●	“2020 Annual Report” are to our Annual Report on Form 20-F for the year ended December 31, 2020, as filed with the Commission on March 1, 2021.
●	“Origin acquisition agreement” are to the definitive agreement, dated December 9, 2020, by and among the Company, Origin Inc., a San Francisco-based provider of photopolymer solutions for production-oriented applications, or Origin, and certain other entities, whereby we acquired Origin on December 31, 2020.

Prospectus supplement summary

This summary highlights selected information appearing elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering and may not contain all of the information that is important to you. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including “Risk factors” beginning on page S-4 in this prospectus supplement, before making an investment decision.

Business overview

We are a global leader in connected, polymer-based 3D printing solutions, across the entire manufacturing value chain. Leveraging distinct competitive advantages that include a broad set of best-in-class 3D printing platforms, software, a materials and technology partner ecosystem, innovative leadership, and global go-to-market infrastructure, we are positioned to capture share in a significant and growing global marketplace, with a focus on manufacturing, which we view as having the largest and fastest growing total addressable market.

About Stratasys Ltd.

We have dual headquarters. One of our two principal places of business is located at 7665 Commerce Way, Eden Prairie, Minnesota, and our telephone number there is (952) 937-3000. Our registered office and our other principal place of business is located at 1 Holtzman Street, Science Park, P.O. Box 2496, Rehovot 76124, Israel, and our telephone number at that office is (+972)-74-745-4400. Our agent in the United States is Richard Garrity, the President of our U.S. subsidiary, Stratasys, Inc., whose address is c/o Stratasys, Inc. at the address of our Eden Prairie, Minnesota headquarters. We maintain a website at www.stratasys.com. The information contained on or accessible through that website (or on our other web sites, including www.objet.com, www.Stratasysdirect.com, www.grabcad.com, www.origin.io, www.makerbot.com and www.rps.ltd) is not a part of this prospectus supplement or the accompanying prospectus. As an Israeli company, we operate under the provisions of Israel’s Companies Law 5759-1999, or the Companies Law.

The offering

Ordinary shares offered by us	shares

Option to purchase additional ordinary shares	We have granted the underwriters an option for a period of 30 days from the date of the final prospectus supplement to purchase up to an additional ordinary shares from us.

Ordinary shares to be outstanding after the offering	shares, or shares if the underwriters exercise in full their option to purchase additional ordinary shares.

Use of proceeds	We intend to use the net proceeds from the sale of the ordinary shares for general corporate purposes. Such general corporate purposes may include, but are not limited to, financing possible acquisitions, working capital and capital expenditures. In addition, we may use a portion of the proceeds to pay any cash earn-outs that may become due under the Origin acquisition agreement. See “Use of proceeds” on page S-7.

Risk factors	You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase ordinary shares in this offering.

Nasdaq Global Select Market symbol	“SSYS”.

The number of ordinary shares to be outstanding after this offering as shown above is based on 56,617,225 ordinary shares outstanding as of December 31, 2020. The number of ordinary shares to be outstanding as shown above excludes:

●	1,264,291 ordinary shares potentially issuable to the former Origin stockholders pursuant to the earn-out under the Origin acquisition agreement;
●	2,102,529 ordinary shares issuable upon exercise of outstanding options under our 2012 Omnibus Equity Incentive Plan, or the 2012 Plan, as of December 31, 2020, which options had a weighted average exercise price of $28.06 per share;
●	2,713,493 ordinary shares issuable upon settlement of outstanding restricted share units, or RSUs, under the 2012 Plan, as of December 31, 2020; and
●	693,766 ordinary shares reserved for future issuance under the 2012 Plan as of December 31, 2020, plus an additional 500,000 ordinary shares that automatically became reserved for future issuance under the 2012 Plan on January 1, 2021.

Unless otherwise indicated, all information in this prospectus supplement assumes:

●	no issuance of the shares potentially issuable to the former Origin stockholders;
●	no exercise of the underwriters’ option to purchase additional ordinary shares; and
●	no exercise of the outstanding options or settlement of the outstanding RSUs described above.

Risk factors

Investing in our ordinary shares involves risks. Before making an investment decision, you should carefully consider the risks described below, as well as the risks appearing in the accompanying prospectus and under Item 3.D “Risk Factors” in our 2020 Annual Report. You should consider these risks in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our ordinary shares could decline due to any of these risks, and you may lose all or part of your investment.

Risks related to the current offering

Investors in the current offering could be adversely affected by the future sale of a substantial number of our ordinary shares in the public market, including the resale of the shares issued or issuable to the selling shareholders under the Origin acquisition agreement, which could adversely impact the prevailing market price for our ordinary shares.

We recently registered the resale of 2,772,950 ordinary shares that we have issued, or may issue under alternative circumstances, to the former stockholders of Origin. Sales of substantial amounts of our ordinary shares in the public market, or the perception that such sales might occur, could adversely affect the market price of our ordinary shares. We cannot predict if and when the former Origin stockholders may sell such shares in the public markets. Furthermore, in the future, we may issue additional ordinary shares or other equity or debt securities exercisable for, or convertible into, ordinary shares. Any such issuances could result in substantial dilution to our existing shareholders and could cause our share price to decline.

We have broad discretion to determine how to use the funds raised in this offering, and we may use them in ways that may not enhance our results of operations or the price of our ordinary shares.

We currently intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, financing possible acquisitions, working capital and capital expenditures. In addition, we may use a portion of the proceeds to pay any cash earn-outs that may become due under the Origin acquisition agreement. However, we have not entered into any agreements for, or otherwise committed to, any specific acquisitions at this time. Accordingly, we will have broad discretion as to how we use the net proceeds of this offering. We could spend the proceeds from this offering in ways that our shareholders may not agree with or that do not yield a favorable return. You will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Investors in this offering will need to rely upon the judgment of our Board of Directors and management with respect to the use of proceeds. If we do not use the net proceeds that we receive in this offering effectively, our business, financial condition, results of operations and prospects could be harmed, and the market price of our ordinary shares could decline.

If a United States person is treated as owning at least 10% of the value or voting power of our common shares, such person may be subject to adverse U.S. federal income tax consequences.

If a U.S. holder (as defined in the section entitled “U.S. federal income tax considerations” hereof) is treated as owning (directly, indirectly or constructively) at least 10% of the value or voting power of our ordinary shares, such U.S. holder may be treated as a “United States shareholder” with respect to each “controlled foreign corporation” in our group. Because our group includes at least one U.S. subsidiary, the non-U.S. subsidiaries in our group will be treated as controlled foreign corporations of any U.S. holder owning (directly, indirectly or constructively) at least 10% of the value or voting power of our common shares. A United States shareholder of a controlled foreign corporation may be required to report annually and include in its U.S. taxable income its pro rata share of certain “Subpart F income,” “global intangible low-taxed income” and investments of earnings in “United States property” by a controlled foreign corporation, regardless of whether the controlled foreign corporation makes any distributions of profits or income to such United States shareholder. An individual that is a United States shareholder with respect to a controlled foreign corporation generally will not be allowed certain tax deductions or foreign tax credits in respect of its income that would be allowed to a United States shareholder that is a U.S. corporation. We cannot provide any assurances that we will furnish to any U.S. shareholder information that may be necessary to comply with the reporting and tax paying obligations discussed above. The Internal Revenue Service, or IRS, has provided limited guidance on situations in which investors may rely on publicly available information to comply with their reporting and taxpaying obligations with respect to foreign-controlled foreign corporations. Failure to comply with these reporting obligations may subject you to significant monetary penalties and may prevent the statute of limitations with respect to your U.S. federal income tax return for the year for which reporting was due from starting. U.S. holders should consult their tax advisors regarding the potential application of these rules to their investment in our common shares.

Our ability to utilize our net operating loss carryforwards and certain other tax attributes may be limited.

The net operating loss carryforwards, or NOLs, could expire unused and be unavailable to offset future income tax liabilities because of their limited duration or because of restrictions under U.S. federal or state tax law. NOLs generated in tax years ending on or prior to December 31, 2017 are permitted to be carried forward for only 20 taxable years under applicable U.S. federal tax law. Under the Tax Cuts and Jobs Act of 2017 (“Tax Act”), as modified by the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) signed into law on March 27, 2020, NOLs arising in tax years beginning after December 31, 2017, and before January 1, 2021 may be carried back to each of the five tax years preceding the tax year of such loss, and NOLs arising in tax years beginning after December 31, 2020 may not be carried back. Moreover, under the Tax Act as modified by the CARES Act, federal NOLs generated in tax years beginning after December 31, 2017 may be carried forward indefinitely, but the deductibility of such federal NOLs is limited to 80% of current year taxable income for tax years beginning after December 31, 2020. It is uncertain if and to what extent various U.S. states will conform to the Tax Act or the CARES Act.

In addition, under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, or the Code, if a corporation undergoes an “ownership change” (generally defined as a cumulative change in our ownership by “5-percent shareholders” that exceeds 50 percentage points over a rolling three-year period), the corporation’s ability to use its pre-change NOLs and certain other pre-change tax attributes to offset its post-change income and taxes may be limited. Similar rules may apply under state tax laws. We may have experienced such ownership changes in the past, and we may experience ownership changes in the future as a result of this offering or subsequent shifts in our share ownership, some of which are outside our control. We have not conducted any studies to determine annual limitations, if any, that could result from such changes in the ownership. Our ability to utilize those NOLs could be limited by an “ownership change” as described above and consequently, we may not be able to utilize a material portion of our NOLs and certain other tax attributes, which could have a material adverse effect on our cash flows and results of operations.

You will experience immediate and substantial dilution.

Since the price per share of our ordinary shares being offered is substantially higher than the net tangible book value per share of our ordinary shares, you will suffer substantial dilution in the net tangible book value of the ordinary shares you purchase in this offering. The exercise of our outstanding shares options and settlement of our RSUs could result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional ordinary shares, or securities convertible or exchangeable into ordinary shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Because we do not intend to declare cash dividends on our ordinary shares in the foreseeable future, shareholders must rely on appreciation of the value of our ordinary shares for any return on their investment.

We have never declared or paid cash dividends on our ordinary shares. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. In addition, the terms of any existing or future debt agreements may preclude us from paying dividends. As a result, we expect that only appreciation of the price of our ordinary shares, if any, will provide a return to investors in this offering for the foreseeable future.

Note regarding forward-looking statements

Certain information included or incorporated by reference in this prospectus supplement and the accompanying prospectus may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are often characterized by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “believe,” “should,” “intend,” “project” or other similar words, but are not the only way these statements are identified.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	the extent of our success at introducing new or improved products and solutions that gain market share;
●	the extent of growth of the 3D printing market generally;
●	the duration, degree of severity of, and strength of recovery from, the global COVID-19 pandemic, which may continue to have material adverse consequences for our operations, financial position, cash flows, and those of our customers and suppliers;
●	changes in our overall strategy, including as related to any restructuring activities and our capital expenditures;
●	the impact of shifts in prices or margins of the products that we sell or services we provide
●	the impact of competition and new technologies;
●	impairments of goodwill or other intangible assets in respect of companies that we acquire;
●	the extent of our success at efficiently and successfully integrating the operations of various companies that we have acquired or may acquire;
●	the degree of our success at locating and acquiring additional value-enhancing, inorganic technology that furthers our business plan to lead in the realm of polymers;
●	global market, political and economic conditions, and in the countries in which we operate in particular;
●	government regulations and approvals;
●	litigation and regulatory proceedings;
●	infringement of our intellectual property rights by others (including for replication and sale of consumables for use in our systems), or infringement of others’ intellectual property rights by us;
●	the extent of our success at maintaining our liquidity and financing our operations and capital needs;
●	impact of tax regulations on our results of operations and financial condition; and

any additional factors referred to in Item 3.D “Key Information - Risk Factors”, Item 4 “Information on the Company”, and Item 5 “Operating and Financial Review and Prospects”, as well as in other parts of our 2020 Annual Report.

Readers are urged to carefully review and consider the various disclosures made throughout this prospectus supplement, the accompanying prospectus and the documents incorporated therein, which are designed to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

Any forward-looking statements in this prospectus supplement are made as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Dividend policy

We do not anticipate that we will pay any cash dividends on our ordinary shares in the foreseeable future. We intend to retain our earnings to finance the development of our business. Any future dividend policy will be determined by our board of directors based upon conditions then existing, including our earnings, financial condition, tax position and capital requirements, as well as such economic and other conditions as our board of directors may deem relevant.

Use of proceeds

We estimate that the net proceeds to us from this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $      million, or approximately $      million if the underwriters exercise their option to purchase additional ordinary shares in full.

We intend to use the net proceeds from the sale of the ordinary shares for general corporate purposes. Such general corporate purposes may include, but are not limited to, financing possible acquisitions, working capital and capital expenditures. In addition, we may use a portion of the proceeds to pay any cash earn-outs that may become due under the Origin acquisition agreement.

Capitalization

The following table sets forth our cash and capitalization as of December 31, 2020 on:

●	an actual basis; and

●	an as adjusted basis to give effect to the sale of ordinary shares in this offering at the public offering price of $ per ordinary share, and the receipt by us of the estimated net proceeds of $ million (assuming no exercise of the underwriters’ option to purchase additional ordinary shares), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, as described under “Use of proceeds.”

You should read this information together with our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of December 31, 2020
	Actual	As Adjusted
	(in thousands, except share and per share data)
Cash	$272,092	$

Shareholders’ equity:
Ordinary shares, nominal value 0.01 New Israeli Shekels per share, 180,000,000 shares authorized; 56,617,225 issued and outstanding, actual; issued and outstanding, as adjusted	155
Additional paid-in capital	2,753,955
Retained earnings	(1,985,896)
Accumulated other comprehensive loss	(8,846)
Shareholders’ equity attributable to Stratasys Ltd.	759,368
Non-controlling interest	-

Total shareholders’ equity	759,368

Total capitalization	$1,031,460	$

The number of ordinary shares outstanding in the table above excludes:

●	1,264,291 ordinary shares potentially issuable to the former Origin stockholders pursuant to the earn-out under the Origin acquisition agreement;
●	2,102,529 ordinary shares issuable upon exercise of outstanding options under the 2012 Plan as of December 31, 2020, which options had a weighted average exercise price of $28.06 per share;
●	2,713,493 ordinary shares issuable upon settlement of outstanding RSUs under the 2012 Plan as of December 31, 2020; and
●	693,766 ordinary shares reserved for future issuance under the 2012 Plan as of December 31, 2020, plus an additional 500,000 ordinary shares that automatically became reserved for future issuance under the 2012 Plan on January 1, 2021.

Dilution

Our net tangible book value as of December 31, 2020, was approximately $592.332 million, or $10.46 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of ordinary shares outstanding as of December 31, 2020. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of ordinary shares in this offering and the net tangible book value per ordinary share immediately after this offering.

After giving effect to the assumed sale of      ordinary shares in this offering at a public offering price of $       per share, and after deducting the underwriting discounts and estimated offering expenses payable by us, our pro forma net tangible book value as of December 31, 2020, would have been approximately $       million, or $       per share, based on        ordinary shares outstanding on a pro forma as adjusted basis at that time. This represents an immediate decrease in net tangible book value of $       per share to existing shareholders and immediate dilution of $       per share to investors purchasing our ordinary shares in this offering at the assumed public offering price.

The following table illustrates this dilution on a per share basis:

Public offering price per share			$
Net tangible book value per share as of December 31, 2020		$10.46
Increase in net tangible book value per share attributable to this offering	$

Pro forma net tangible book value per share as of December 31, 2020, after giving effect to this offering			$

Dilution per share to new investors in this offering			$

If the underwriters exercise their option to purchase up to      additional ordinary shares in full at a public offering price of $      per share, our pro forma net tangible book value after this offering would be approximately $      million, or $      per share, representing an increase in net tangible book value per share by approximately $      for existing shareholders and $      dilution in net tangible book value per share to investors purchasing our ordinary shares in this offering at the public offering price.

The above discussion and table are based on 56,617,225 ordinary shares outstanding as of December 31, 2020, and excludes, as of that date:

●	1,264,291 ordinary shares potentially issuable to the former Origin stockholders pursuant to the earn-out under the Origin acquisition agreement;
●	2,102,529 ordinary shares issuable upon exercise of outstanding options under our 2012 Omnibus Equity Incentive Plan, or the 2012 Plan, as of December 31, 2020, which options had a weighted average exercise price of $28.06 per share;
●	2,713,493 ordinary shares issuable upon settlement of outstanding restricted share units, or RSUs, under the 2012 Plan, as of December 31, 2020; and
●	693,766 ordinary shares reserved for future issuance under the 2012 Plan as of December 31, 2020, plus an additional 500,000 ordinary shares that automatically became reserved for future issuance under the 2012 Plan on January 1, 2021.

U.S. and Israeli tax considerations for our shareholders

The following is a discussion of the material U.S. and Israeli tax consequences relevant to an investment decision by a U.S. holder, as defined below, with respect to our ordinary shares. It is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of our ordinary shares. You should consult your tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

Israeli tax consequences

This section contains a discussion of material Israeli tax consequences concerning the ownership and disposition of our ordinary shares purchased by investors in this offering. This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Examples of such investors include residents of Israel or traders in securities who are subject to special tax regimes not covered in this discussion. Because parts of this discussion are based on tax legislation that has not yet been subject to judicial or administrative interpretation, we cannot assure you that the appropriate tax authorities or the courts will accept the views expressed in this discussion. The discussion below is subject to change, including due to amendments under Israeli law or changes to the applicable judicial or administrative interpretations of Israeli law, which change could affect the tax consequences described below.

Taxation of our shareholders

Capital Gains Taxes Applicable to Non-Israeli Resident Shareholders.

Israeli capital gains tax is imposed on the disposal of capital assets by a non-Israeli resident if such assets are either (i) located in Israel; (ii) shares or rights to shares in an Israeli resident company, or (iii) represent, directly or indirectly, rights to assets located in Israel, unless an exemption applies or a tax treaty between Israel and the seller’s country of residence provides otherwise.

Generally, a non-Israeli resident (whether an individual or a corporation) who derives capital gains from the sale of shares in an Israeli resident company that are not listed for trading on the Tel-Aviv Stock Exchange on the date of sale should be exempt from Israeli capital gains tax unless, among others, (i) the shares were held through a permanent establishment that the non-Israeli resident shareholder maintains in Israel, or (ii) most of the assets held, directly or indirectly, by the Israeli company — on the date of acquisition of the assets and during two years before their sale — stem from one or several of: real estate rights or real estate association rights, a right to use real estate or any asset connected to real estate in Israel, a right to exploit natural resources in Israel or a right to income from real estate located in Israel. If not exempt, a non-Israeli resident shareholder would generally be subject to tax on capital gain at the ordinary corporate tax rate (23% in 2021), if generated by a company, or at the rate of 25%, if generated by an individual, or 30%, if generated by an individual who is a “substantial shareholder” (as defined under the Israeli Income Tax Ordinance [New Version], 5721-1961), at the time of sale or at any time during the preceding 12-month period (or if the shareholder claims a deduction for interest and linkage differences expenses in connection with the purchase and holding of such shares). A “substantial shareholder” is generally a person who alone or together with such person’s relative or another person who collaborates with such person on a permanent basis, holds, directly or indirectly, at least 10% of any of the “means of control” of the corporation. “Means of control” generally include, among others, the right to vote, receive profits, nominate a director or an executive officer, receive assets upon liquidation, or order someone who holds any of the aforesaid rights how to act, regardless of the source of such right. Individual and corporate shareholders dealing in securities in Israel are taxed at the tax rates applicable to business income (a corporate tax rate for a corporation (23% in 2021) and a marginal tax rate of up to 47% for an individual in 2021 (excluding excess tax as discussed below)) unless contrary provisions in a relevant tax treaty apply. Non-Israeli corporations will not be entitled to the foregoing exemption if Israeli residents: (i) have a controlling interest of more than 25% in such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly. Such exemption is not applicable, inter alia, to a person whose gains from selling or otherwise disposing of the shares are deemed to be business income.

Additionally, a sale of shares by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty between Israel and the shareholder’s country of residence. For example, under the United States-Israel Tax Treaty, the disposition of shares by a shareholder who (i) is a U.S. resident (for purposes of the United States-Israel Tax Treaty), (ii) holds the shares as a capital asset and (iii) is entitled to claim the benefits afforded to such person by the United States-Israel Tax Treaty, is generally exempt from Israeli capital gains tax. Such exemption will not apply, inter alia, if (a) the capital gain arising from such sale, exchange or disposition can be allocated to a permanent establishment that the shareholder maintained in Israel, (b) the shareholder holds, directly or indirectly, shares representing 10% or more of the voting capital of the company during any part of the 12-month period preceding such sale, exchange or disposition, subject to certain conditions, (c) such U.S. resident is an individual and was present in Israel for a period or periods aggregating to 183 days or more during the relevant taxable year, (d) the capital gains arising from such sale, exchange or disposition is attributed to real estate located in Israel, or (e) the capital gain arising from such sale, exchange or disposition is attributed to royalties. In each case, the sale, exchange or disposition of our ordinary shares would be subject to Israeli tax, to the extent applicable; however, under the United States-Israel Tax Treaty, the taxpayer may be permitted to claim a credit for such taxes against the U.S. federal income tax imposed with respect to such sale, exchange or disposition, subject to the limitations under U.S. law applicable to foreign tax credits.

In some instances where our shareholders may be liable for Israeli tax on the sale of their ordinary shares, the payment of the consideration may be subject to the withholding of Israeli tax at source. Shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale. Specifically, in transactions involving a sale of all of the shares of an Israeli resident company, in the form of a merger or otherwise, the Israel Tax Authority may require from shareholders who are not liable for Israeli tax to sign declarations in forms specified by this authority or obtain a specific exemption from the Israel Tax Authority to confirm their status as non-Israeli resident, and, in the absence of such declarations or exemptions, may require the purchaser of the shares to withhold taxes at source.

In addition, with respect to mergers involving an exchange of shares, Israeli tax law allows for tax deferral in certain circumstances but makes the deferral contingent on the fulfillment of a number of conditions, including, in some cases, a holding period of two years from the date of the transaction during which sales and dispositions of shares of the participating companies are subject to certain restrictions. Moreover, with respect to certain share swap transactions in which the sellers receive shares in the acquiring entity that are publicly traded on a stock exchange, the tax deferral is limited in time, and when such time expires, the tax becomes payable even if no disposition of such shares has occurred. In order to benefit from the tax deferral, a pre-ruling from the Israel Tax Authority might be required.

Taxation of Non-Israeli Resident Shareholders on Receipt of Dividends.

Non-Israeli residents (whether individuals or corporations) are generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares at the rate of 25%, unless relief is provided under the provisions of an applicable tax treaty between Israel and the shareholder’s country of residence (provided that a certificate from the Israel Tax Authority allowing for a reduced withholding tax rate or a tax exemption is obtained in advance). With respect to a person who is a “substantial shareholder” at the time of receiving the dividend or on any time during the preceding 12 months, the applicable tax rate is 30%. Dividends paid on publicly traded shares, like our ordinary shares, to non-Israeli residents, are generally subject to Israeli withholding tax at a rate of 25%, so long as the shares are registered with a nominee company (whether or not the recipient is a substantial shareholder), unless a lower rate is provided under an applicable tax treaty (provided that a certificate from the Israel Tax Authority allowing for a reduced withholding tax rate is obtained in advance). However, a distribution of dividends to non-Israeli residents is generally subject to withholding tax at source at a rate of 15% if the dividend is distributed from income attributed to an “Approved Enterprise” or a “Benefited Enterprise” (and 20% if the dividend is distributed from income attributed to a “Preferred Enterprise”) (as such terms are defined in the Law for the Encouragement of Capital Investments, 5719-1959), unless a reduced tax rate is provided under an applicable tax treaty (provided that a certificate from the Israel Tax Authority allowing for a reduced withholding tax rate is obtained in advance).

For example, under the United States-Israel Tax Treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our ordinary shares who is a U.S. resident (for purposes of the United States-Israel Tax Treaty) is 25%. However, for dividends not generated by an Approved Enterprise or a Benefited Enterprise and paid to a U.S. corporation holding 10% or more of the outstanding voting capital throughout the tax year in which the dividend is distributed as well as during the previous tax year, the maximum rate of withholding tax is generally 12.5%, provided that not more than 25% of the gross income for such preceding year consists of certain types of dividends and interest. Notwithstanding the foregoing, dividends distributed from income attributed to an Approved Enterprise or a Benefited Enterprise are not entitled to such reduction under such tax treaty but are subject to withholding tax at the rate of 15% for such a United States corporate shareholder, provided that the condition related to our gross income for the previous year (as set forth in the previous sentence) is met.

If the dividend is attributable partly to income derived from an Approved Enterprise, Benefited Enterprise or Preferred Enterprise, and partly to other sources of income, the withholding rate will be a blended rate reflecting the relative portions of the two types of income. U.S. residents (for purposes of the United States-Israel Tax Treaty) who are subject to Israeli withholding tax on a dividend may be entitled to a credit or deduction for United States federal income tax purposes up to the amount of the taxes withheld, subject to detailed rules contained in U.S. tax legislation.

We cannot assure you that we will designate the profits that we may distribute in a way that will reduce shareholders’ tax liability.

A non-Israeli resident who receives dividends from which tax was withheld is generally exempt from the obligation to file tax returns in Israel in respect of such income, provided, inter alia, that (i) such income was not derived from a business conducted in Israel by the taxpayer, (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed and (iii) the taxpayer is not obliged to pay excess tax (as further explained below).

Excess tax

Individuals who are subject to tax in Israel (whether any such individual is an Israeli resident or non-Israeli resident) are also subject to an additional tax at a rate of 3% on annual income exceeding NIS 647,640 for the 2021 tax year (which amount is linked to the annual change in the Israeli consumer price index), including, but not limited to, dividends, interest and capital gain.

U.S. federal income tax considerations

The discussion below describes the material U.S. federal income tax consequences to a U.S. holder from the purchase, ownership and disposition of ordinary shares. A U.S. holder for this purpose is a beneficial owner of ordinary shares that is:

●	an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or of any state or the District of Columbia;

●	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or a trust that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

This discussion is not a comprehensive description of all of the tax considerations that may be relevant to each person’s decision to purchase, hold or dispose of ordinary shares. This summary considers only U.S. holders that purchase our ordinary shares in the offering and hold such ordinary shares as capital assets (generally, for investment).

This discussion is based on current provisions of the Code, current and proposed Treasury regulations, and administrative and judicial decisions as in effect as of the date of this prospectus supplement, all of which are subject to change, possibly on a retroactive basis. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular shareholder based on the shareholder’s individual circumstances. In particular, this discussion does not address the potential application of the alternative minimum tax, the Medicare contribution tax on net investment income, the special tax accounting rules under Section 451(b) of the Code, or the U.S. federal income tax consequences to U.S. holders that are subject to special treatment, including U.S. holders that:

●	are broker-dealers or insurance companies;

●	have elected mark-to-market accounting;
●	are U.S. expatriates (certain former citizens or long-term residents of the United States);

●	are tax-exempt organizations or government entities;
●	are banks, financial institutions or financial services entities;
●	are partnerships or other entities treated as partnerships for U.S. federal income tax purposes or partners thereof or members therein, S corporations or other pass-through entities, including hybrid entities;
●	hold ordinary shares as part of a securities lending transaction, straddle, hedge, conversion or other integrated or risk-reduction transaction with other investments;
●	are regulated investment companies or real estate investment trusts;
●	are persons who acquired our ordinary shares pursuant to the exercise of any employee stock option or otherwise as compensation;
●	are persons holding our ordinary shares in connection with a trade or business, permanent establishment, or fixed base outside the United States;
●	own directly, indirectly or by attribution at least 10% of our voting power or value; or
●	have a functional currency that is not the U.S. dollar.

In addition, this discussion does not address any U.S. federal non-income tax consequences, any aspect of state, local or non-U.S. tax laws, or the possible application of the U.S. federal estate or gift tax or any state inheritance, estate or gift tax.

Each prospective investor is urged to consult his or her tax adviser for the specific tax consequences to that investor of purchasing, holding or disposing of our ordinary shares.

Taxation of dividends paid on ordinary shares

Subject to the discussion below under “Tax consequences if we are a passive foreign investment company,” a U.S. holder will be required to include in gross income as a dividend the amount of any distribution paid on ordinary shares, including any Israeli taxes withheld from the amount paid, on the date the distribution is received, to the extent the distribution does not exceed our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Distributions in excess of earnings and profits will be applied against and will reduce, on a share-by-share basis, the U.S. holder’s basis in the ordinary shares and, to the extent in excess of that basis, will be treated as gain from the sale or exchange of ordinary shares. Because we may not calculate our earnings and profits under U.S. federal income tax principles, a U.S. holder generally should expect to treat the entire amount of any distributions as dividend income.

If we are not a passive foreign investment company, or PFIC, in the year in which a dividend is paid and any preceding year, and subject to certain limitations, including minimum holding period requirements, dividends paid to non-corporate U.S. holders may be treated as “qualified dividend income” which is taxed at the lower applicable capital gains rate. Dividends that fail to meet the requirements for treatment as qualified dividend income, and dividends taxable to corporate U.S. holders, are taxed at ordinary income rates. Dividends paid to corporate U.S. holders generally will not be eligible for the dividends-received deduction that may be allowed to U.S. corporations in respect of dividends received from other U.S. corporations.

The amount of a distribution paid to a U.S. holder in a foreign currency will be the U.S. dollar value of the foreign currency calculated by reference to the spot exchange rate on the day the U.S. holder receives the distribution. A U.S. holder that receives a foreign currency distribution and converts the foreign currency into U.S. dollars after receipt will have foreign exchange gain or loss based on any appreciation or depreciation in the value of the foreign currency against the U.S. dollar, which generally will be U.S. source ordinary income or loss.

Dividends on our ordinary shares will be foreign source passive income for U.S. foreign tax credit purposes. U.S. holders will have the option of claiming the amount of any Israeli income taxes withheld at source either as a deduction from gross income or as a credit against their U.S. federal income tax liability. The amount of foreign income taxes that may be claimed as a credit in any year is subject to complex limitations and restrictions, which must be determined on an individual basis by each shareholder.

Taxation of the disposition of ordinary shares

Subject to the discussion below under “Tax consequences if we are a passive foreign investment company,” upon the sale, exchange or other taxable disposition of our ordinary shares, a U.S. holder will recognize capital gain or loss in an amount equal to the difference between the U.S. holder’s basis in the ordinary shares, which is usually the cost to the U.S. holder of the shares, and the amount realized on the disposition. Capital gain from the sale, exchange or other disposition of ordinary shares held for more than one year is long-term capital gain and is eligible for a reduced rate of taxation in the case of non-corporate taxpayers. The deductibility of capital losses is subject to limitations. Gain or loss recognized by a U.S. holder on the sale, exchange or other disposition of ordinary shares generally will be treated as U.S. source income or loss for U.S. foreign tax credit limitation purposes. U.S. holders are urged to consult their tax advisors regarding the tax consequences if a non-U.S. tax is imposed on a disposition of our ordinary shares, including the availability of the foreign tax credit under their particular circumstances and their ability to claim an exemption under the provisions of an applicable treaty.

Tax consequences if we are a passive foreign investment company

We will be a PFIC if 75% or more of our gross income in a taxable year, including our pro rata share of the gross income of any corporation in which we are considered to own 25% or more of the shares by value (subject to certain exceptions in the case of a U.S. corporation), is passive income. Alternatively, we will be considered to be a PFIC if at least 50% of our assets in a taxable year, ordinarily determined based on the quarter-end average fair market value of our assets over the taxable year and including the pro rata share of the assets of any corporation in which we are considered to own 25% or more of the shares by value (subject to certain exceptions in the case of a U.S. corporation), produce or are held for the production of passive income.

We do not believe that we are a PFIC or that we will become a PFIC in the future. However, the tests for determining PFIC status are applied annually, and it is difficult to make accurate predictions of future income and assets, which are relevant to this determination. U.S. holders who purchase and hold ordinary shares during a period when we are a PFIC generally will be subject to the rules described below, even if we cease to be a PFIC in later years, subject to certain limited exceptions.

If we were a PFIC at any time during which the U.S. holder holds our ordinary shares, and a U.S. holder did not make, as described below, a timely election either to treat us as a qualified electing fund or, if the election is available, to mark our shares to market, any excess distributions we pay to a U.S. holder would be taxed in a special way described below. Excess distributions are amounts paid on shares in a PFIC in any taxable year that exceed 125% of the average distributions paid on those shares in the shorter of:

●	the three previous years; and
●	the U.S. holder’s holding period for ordinary shares before the taxable year of the distribution.

Excess distributions must be allocated ratably to each day that a U.S. holder has held our ordinary shares. A U.S. holder then would be required to include in gross income for the current taxable year, the amounts allocated to the current taxable year and to each year prior to the first year in the U.S. holder’s holding period in which we were a PFIC. Further, a U.S. holder would be required to pay tax on amounts allocated to each other taxable year at the highest rate in effect for that year on ordinary income, and the tax for each such year would be subject to an interest charge at the rate applicable to deficiencies for income tax.

The entire amount of gain realized or treated as realized by a U.S. holder upon the sale or other disposition of ordinary shares (generally whether or not the disposition is a taxable transaction) also will be treated as an excess distribution and will be subject to tax as described in the preceding paragraph.

The special PFIC rules described above will not apply to a U.S. holder if that U.S. holder makes an election to treat us as a qualified electing fund, or QEF, in the first taxable year in which the U.S. holder owns ordinary shares, provided we comply with specified reporting requirements. Instead, a U.S. holder who has made such a QEF election is required for each taxable year in which we are a PFIC to include in income a pro rata share of our ordinary earnings as ordinary income and a pro rata share of our net capital gain as long-term capital gain, subject to a separate election to defer payment of the related tax. If deferred, the taxes will be subject to an interest charge. We will supply U.S. holders with the information needed to report income and gain under a QEF election for any taxable year during which we determined that we were classified as a PFIC. A U.S. holder may make a QEF election by properly filing a completed IRS Form 8621, including the PFIC annual information statement.

A U.S. holder of PFIC shares that are publicly traded may elect to mark the stock to market annually, recognizing as ordinary income or loss each year in which the company meets the PFIC gross income test or PFIC asset test, an amount equal to the difference as of the close of the taxable year between the fair market value of the PFIC shares and the U.S. holder’s adjusted tax basis in the PFIC shares. Losses would be allowed only to the extent of net mark-to-market gain previously included in income by the U.S. holder under the election for prior taxable years. Gain or loss recognized from the sale or exchange of ordinary shares generally would be ordinary income or loss unless we do not meet the PFIC gross income or PFIC asset test in the year of sale in which case the gain or loss recognized would be a capital gain or loss. If a mark-to-market election is made, then the excess distribution rules described above would not apply for periods covered by the election.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. We expect our ordinary shares will continue to be listed on the Nasdaq Global Select Market and, accordingly, provided the ordinary shares are regularly traded, a U.S. holder would be entitled to make the mark-to-market election if we are a PFIC.

If we are treated as a PFIC with respect to a U.S. holder for any taxable year, the U.S. holder will be deemed to own shares in any entities in which we own equity that are also PFICs (“lower tier PFICs”), and the U.S. holder may be subject to the tax consequences described above with respect to the shares of such lower tier PFIC the U.S. holder would be deemed to own.

Information reporting and backup withholding

U.S. holders generally are subject to information reporting requirements for dividends and sales proceeds paid in the United States or through certain U.S.- related financial intermediaries on ordinary shares. Dividends and sales proceeds paid in the United States to a U.S. holder on ordinary shares are subject to backup withholding unless the U.S. holder provides the applicable IRS Form W-9 or establishes an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability, and a taxpayer generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed the taxpayer’s U.S. federal income tax liability by filing a refund claim with the IRS, provided in each case that required information is furnished to the IRS.

Information reporting by certain U.S. holders

U.S. citizens and individuals taxable as resident aliens of the United States that own “specified foreign financial assets” with an aggregate value in a taxable year in excess of certain thresholds (as determined under Treasury regulations) and that are required to file a U.S. federal income tax return generally will be required to file an information report with respect to those assets with their tax returns. IRS Form 8938 has been issued for that purpose. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, foreign stocks held directly, and interests in foreign estates, foreign pension plans or foreign deferred compensation plans. Under those rules, our ordinary shares, whether owned directly or through a financial institution, estate or pension or deferred compensation plan, would be “specified foreign financial assets.” Under Treasury regulations, the reporting obligation applies to certain U.S. entities that hold, directly or indirectly, specified foreign financial assets. Penalties can apply if there is a failure to satisfy this reporting obligation. A U.S. holder is urged to consult its tax adviser regarding his reporting obligation.

Underwriting

We are offering the ordinary shares described in this prospectus through a number of underwriters. J.P. Morgan Securities LLC and Stifel, Nicolaus & Company, Incorporated are acting as joint book-running managers of the offering and J.P. Morgan Securities LLC is acting as representative of the underwriters. We have entered into an underwriting agreement with the representative on behalf of the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of ordinary shares listed next to their name in the following table:

Name	Number of Shares

J.P. Morgan Securities LLC
Stifel, Nicolaus & Company, Incorporated
Total

The underwriters committed to purchase all the ordinary shares offered by us if they purchases any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the ordinary shares directly to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $           per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $           per share from the public offering price. After the initial offering of the shares to the public, if all of the ordinary shares are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to buy up to            additional ordinary shares from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional ordinary shares are purchased, the underwriters will offer such additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per ordinary share less the amount paid by the underwriters to us per ordinary share. The underwriting fee is $          per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise

Per Share	$	$
Total	$	$

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $          .. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $ 25,000.

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed, for a period of 90 days after the date of this prospectus, that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Securities Act relating to, any ordinary shares or securities convertible into or exercisable or exchangeable for any ordinary shares, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any ordinary shares or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of ordinary shares or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC for a period of 90 days after the date of this prospectus, other than the ordinary shares to be sold in this offering.

The restrictions, as described above, do not apply to (i) the issuance of ordinary shares or securities convertible into or exercisable for ordinary shares pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of RSUs (including net settlement), in each case outstanding on the date of the underwriting agreement and described in this prospectus; (ii) grants of share options, share awards, restricted shares, RSUs, or other equity awards and the issuance of ordinary shares or securities convertible into or exercisable or exchangeable for ordinary shares (whether upon the exercise of share options or otherwise) to our employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the closing of this offering and described in this prospectus; or (iii) our filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of the underwriting agreement and described in this prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction.

Our directors, executive officers (such persons, the “lock-up parties”) have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 90 days after the date of this prospectus (such period, the “restricted period”), may not (and may not cause any of their direct or indirect affiliates to), without the prior written consent of J.P. Morgan Securities LLC, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares (including, without limitation, ordinary shares or such other securities which may be deemed to be beneficially owned by such lock-up parties in accordance with the rules and regulations of the Commission and securities which may be issued upon exercise of a share option or warrant (collectively with the ordinary shares, the “lock-up securities”)), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of lock-up securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any lock-up securities, or (4) publicly disclose the intention to do any of the foregoing. Such persons or entities have further acknowledged and agreed that these undertakings preclude them from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (by any person or entity, whether or not a signatory to such agreement) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of lock-up securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including (a) transfers of lock-up securities: (i) as a bona fide gift or gifts, including, without limitation, to a charitable organization or educational institution, or for bona fide estate planning purposes, (ii) by will, other testamentary document or for bona fide estate planning purposes, (iii) to any trust or other legal entity for the direct or indirect benefit of the lock-up party or any immediate family member, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust, (iv) to a partnership, limited liability company or other entity of which the lock-up party and its immediate family members are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv), (vi) in the case of a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of the lock-up party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or its affiliates or (B) as part of a transfer or disposition without consideration by distribution to members or shareholders of the lock-up party to its stockholders, partners, members, beneficiaries or other equity holders; (vii) by operation of law, (viii) to us from an employee, independent contractor or service provider upon death, disability or termination of employment or cessation of services, in each case, of such employee, independent contractor or service provider, (ix) as part of a sale of lock-up securities acquired in open market transactions after the completion of this offering, (x) to us in connection with the vesting, settlement or exercise of restricted share units, options, warrants or other rights to purchase ordinary shares (including “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments, or (xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by our board of directors and made to all shareholders involving a change in control, provided that if such transaction is not completed, all such lock-up securities would remain subject to the restrictions in the immediately preceding paragraph; (b) exercise of the options, settlement of RSUs or other equity awards, or the exercise of warrants granted pursuant to plans described in in this prospectus, provided that any lock-up securities received upon such exercise, vesting or settlement would be subject to restrictions similar to those in the immediately preceding paragraph; (c) the conversion of outstanding preferred shares, warrants to acquire preferred shares, or convertible securities into ordinary shares or warrants to acquire ordinary shares, provided that any ordinary shares or warrant received upon such conversion would be subject to restrictions similar to those in the immediately preceding paragraph; and (d) the establishment by lock-up parties of trading plans under Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for the transfer of lock-up securities during the restricted period.

J.P. Morgan Securities LLC, in its sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

Our ordinary shares are traded on The Nasdaq Global Select Market under the symbol “SSYS”.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling ordinary shares in the open market for the purpose of preventing or retarding a decline in the market price of the ordinary shares while this offering is in progress. These stabilizing transactions may include making short sales of ordinary shares, which involves the sale by the underwriters of a greater number of ordinary shares than they are required to purchase in this offering, and purchasing ordinary shares on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ordinary shares in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act of 1933, it may also engage in other activities that stabilize, maintain or otherwise affect the price of the ordinary shares, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase ordinary shares in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the ordinary shares or preventing or retarding a decline in the market price of the ordinary shares, and, as a result, the price of the ordinary shares may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on The Nasdaq Global Select Market, in the over-the-counter market or otherwise.

In addition, in connection with this offering certain of the underwriters (and selling group members) may engage in passive market making transactions in our ordinary shares on The Nasdaq Global Select Market prior to the pricing and completion of this offering. Passive market making consists of displaying bids on The Nasdaq Global Select Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the ordinary shares during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our ordinary shares to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Israel

The shares offered by this prospectus supplement have not been approved or disapproved by the Israel Securities Authority, or the ISA, nor have such shares been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus that has been approved by the ISA. The ISA has not issued permits, approvals or licenses in connection with this offering or publishing this prospectus supplement, nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the shares being offered.

This document does not constitute a prospectus under the Israeli Securities Law and has not been filed with or approved by the ISA. In the State of Israel, this document may be distributed only to, and may be directed only at, and any offer of the shares may be directed only at, (i) to the extent applicable, a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum to the Israeli Securities Law, or the Addendum, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange Ltd., underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom, no shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority in accordance with the UK Prospectus Regulation, except that it may make an offer to the public in the United Kingdom of any shares at any time under the following exemptions under the UK Prospectus Regulation:

●	to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;

●	to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters;

●	in any other circumstances falling within Article 1(4) of the UK Prospectus Regulation,

provided that no such offer of the shares shall require the Issuer or any Manager to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

In the United Kingdom, the offering is only addressed to, and is directed only at, “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation, who are also (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); (ii) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2) of the Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons being referred to as “relevant persons”). This document must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offering and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means the UK version of Regulation (EU) No 2017/1129 as amended by The Prospectus (Amendment etc.) (EU Exit) Regulations 2019, which is part of UK law by virtue of the European Union (Withdrawal) Act 2018.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in China

This prospectus will not be circulated or distributed in the PRC and the shares will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

Notice to Prospective Investors in Korea

The shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the shares have been and will be offered in Korea as a private placement under the FSCMA. None of the shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). Furthermore, the purchaser of the shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the shares. By the purchase of the shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares pursuant to the applicable laws and regulations of Korea.

Notice to Prospective Investors in the Dubai International Financial Centre (“DIFC”)

This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor. In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in the United Arab Emirates

The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Certain of the underwriters and their affiliates may have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they may have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Legal matters

The validity of the ordinary shares being offered hereby has been passed upon for us by Meitar Law Offices, Ramat-Gan, Israel. We are also represented in certain legal matters by Cooley LLP, Boston, Massachusetts. The underwriters are being represented by Latham & Watkins LLP, New York, New York, for certain U.S. legal matters and Goldfarb Seligman & Co., Tel Aviv, Israel for certain Israeli legal matters related to the offering.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2020 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where you can find more information and incorporation of certain information by reference

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a result, (1) our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, and (2) transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act.

In addition, we are not required to file reports and financial statements with the Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the Commission an Annual Report on Form 20-F containing financial statements audited by an independent registered public accounting firm. We also furnish Reports of Foreign Private Issuer on Form 6-K containing unaudited financial information for the first three quarters of each fiscal year and other material information that we are required to make public in Israel, that we file with, and that is made public by, any stock exchange on which our shares are traded, or that we distribute, or that is required to be distributed by us, to our shareholders.

You can read and copy any materials we file with the Commission at its website, which you can access at http://www.sec.gov. You may also access the information that we file electronically with the Commission through our website at http://www.stratasys.com. The information contained on, or linked from, our website does not form part of this prospectus supplement and the accompanying prospectus.

This prospectus supplement is part of a registration statement on Form F-3 filed by us with the Commission under the Securities Act. As permitted by the rules and regulations of the Commission, this prospectus supplement and the accompanying prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto filed with the Commission. For further information with respect to us and the ordinary shares, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus supplement and the accompanying prospectus about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference into the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

We incorporate by reference into this prospectus the documents listed below, and any future Annual Reports on Form 20-F, and Reports of Foreign Private Issuer on Form 6-K (to the extent that any such Form 6-K indicates that it is intended to by incorporated by reference herein) filed with or furnished to the Commission pursuant to the Exchange Act prior to the termination of the offering. The documents that we incorporate by reference are:

●	our 2020 Annual Report, filed with the Commission on March 1, 2021; and
●	the description of our ordinary shares set forth under Exhibit 2.2 to our 2020 Annual Report, as may be updated or amended in any amendment or report filed for such purpose.

The information that we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus, and later information that we file with the Commission will automatically be incorporated into, update and supersede the information contained in this prospectus supplement and the accompanying prospectus. In addition, we may specifically incorporate into this prospectus supplement and the accompanying prospectus to certain information that we subsequently furnish to the Commission. We shall provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at Stratasys Ltd., 1 Holtzman Street, Science Park, P.O. Box 2496, Rehovot 76124, Israel, Attention: Yonah Lloyd—VP Investor Relations, Telephone: +972-74-745-4300, email: Yonah.Lloyd@stratasys.com.

PROSPECTUS

STRATASYS LTD.

ORDINARY SHARES
WARRANTS

DEBT SECURITIES

We may from time to time offer to sell our ordinary shares, par value 0.01 New Israeli Shekels per share, warrants, debt securities, either separately or in combination, in one or more offerings, at prices and on terms described in one or more supplements to this prospectus. In addition, this prospectus may be used to offer ordinary shares for the account of persons other than us.

Each time we or any selling security holder sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided in connection with a specific offering. You should read this prospectus, any prospectus supplement and any free writing prospectus before you invest in any of our securities.

We or any selling security holder may sell the securities independently or together with any other securities registered hereunder to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. See “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Our ordinary shares are traded on the Nasdaq Global Select Market under the symbol “SSYS.” You should read both this prospectus, any supplement to this prospectus and the additional information described under the heading “Incorporation of Certain Documents by Reference,” before you decide to invest in our securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus, in the documents incorporated by reference herein or in any applicable supplement to this prospectus to read about factors you should consider before purchasing our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on completeness or the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 1, 2021

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ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission, or the Commission, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this process, we may offer and sell from time to time, in one or more offerings, the securities described in this prospectus, and certain shareholders may offer and sell from time to time, in one or more offerings, the ordinary shares described in this prospectus. We sometimes refer to our ordinary shares as the “shares” throughout this prospectus.

When we or a selling shareholder sell securities, to the extent legally required, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of such offering. Such a prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information and Incorporation of Certain Information by Reference.”

This prospectus does not contain all of the information provided in the registration statement of which it is a part that we filed with the Commission. For further information about us or our ordinary shares, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find More Information and Incorporation of Certain Information by Reference.”

We are responsible for the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement and any free writing prospectus that we prepare or authorize. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information that others may give you. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and any prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

We or any selling shareholders may sell our ordinary shares to underwriters (or, in the case of an offering by us, other securities referred to in this prospectus and any applicable prospectus supplement) who will sell the shares or other securities to the public at a fixed offering price or at varying prices determined at the time of sale. In that case, a prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of the offering, and the compensation of those underwriters, dealers or agents. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to:

“Stratasys,” the “Company,” the “Registrant,” “us,” “we,” “our” and “our company” are to Stratasys Ltd., an Israeli company, and its consolidated subsidiaries.

“Our shares,” “ordinary shares” and similar expressions refer to our Ordinary Shares, par value 0.01 New Israeli Shekels, or NIS, per share.

“Dollars,” “US dollars” or “$” are to United States Dollars.

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PROSPECTUS SUMMARY

About Stratasys Ltd.

We are a global leader in connected, polymer-based 3D printing solutions, across the entire manufacturing value chain. Specifically, we are focused on polymers and technologies that address fast-growing manufacturing solutions, which we view as the biggest potential growth opportunity in the 3D printing industry. Leveraging distinct competitive advantages that include a broad set of best-in-class 3D printing platforms, software, materials and technology partner ecosystems, innovative leadership, and a global GTM infrastructure, we are positioned to expand further in a significant and growing global marketplace.

Our approximately 1,600 granted and pending additive technology patents to date have been used to create models, prototypes, manufacturing tools, and production parts for a multitude of industries including aerospace, automotive, transportation, healthcare, consumer products, dental, medical, and education. Our products and comprehensive solutions improve product quality, development time, cost, and time-to-market. Our additive manufacturing ecosystem of solutions and expertise includes materials, software, expert services, and on-demand parts production. By the end of 2020, we estimate that we derived over 25% of our revenues from manufacturing solutions.

With the recent acquisition of Origin Inc., or Origin, a provider of photopolymer solutions for production-oriented applications, which closed on December 31, 2020, we expanded our leadership through innovation in the fast-growing mass production parts segment with a next-generation photopolymer platform. Origin’s pioneering approach to additive manufacturing of end-use parts will enable us to serve a large market with manufacturing-grade 3D printers, utilizing Programmable PhotoPolymerization (P3). This technology precisely controls light, heat, and force, among other variables, to produce parts with exceptional accuracy and consistency and enables a broad range of chemistry which turns into unique production grade properties.

Our legal and commercial name is Stratasys Ltd., and we are the product of the 2012 merger of two leading additive manufacturing companies, Stratasys, Inc. and Objet Ltd. Stratasys, Inc. was incorporated in Delaware in 1989, and Objet Ltd. was incorporated in Israel in 1998. As part of that merger transaction, the ordinary shares of Stratasys Ltd. were listed on the Nasdaq Global Select Market under the trading symbol “SSYS.” We have acquired a number of companies since that time, including: Cooperation Technology Corporation, or MakerBot, a leader in desktop 3D printing, which owned and operated Thingiverse.com, a website dedicated to the sharing of user-created digital design files; and Solid Concepts and Harvest Technologies, two leading providers of additive manufacturing services. Following those last two acquisitions, we introduced our branded Stratasys Direct Manufacturing, or SDM, service, which significantly broadened and increased our production and offering of AM parts, which are used by our customers as prototypes, benchmarks and end-use parts. In December 2020, we acquired 3D printing start-up, Origin Inc., or Origin, and its proprietary P3 Programmable PhotoPolymerization technology, which we expect to be an important growth engine for our company. The acquisition was aimed at fortifying our leadership in polymers and production applications of 3D printing in industries such as dental, medical, tooling, and select industrial, defense, and consumer goods markets.

We have dual headquarters. Our registered office and one of our two principal places of business is located at 1 Holtzman Street, Science Park, P.O. Box 2496, Rehovot 76124, Israel, and our telephone number at that office is (+972)-74-745-4314. Our other principal place of business is located at 7665 Commerce Way, Eden Prairie, Minnesota, and our telephone number there is (952) 937-3000. Our agent in the United States is Richard Garrity, President of our Delaware subsidiary, Stratasys, Inc., whose address is c/o Stratasys, Inc. at the address of our Eden Prairie, Minnesota headquarters. Our website address is www.stratasys.com. The information contained on that website (or on our other websites, including www.objet.com) is not a part of this prospectus. As an Israeli company, we operate under the provisions of the Israeli Companies Law, 5759-1999, or the Companies Law.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described in the sections entitled “Risk Factors” in any prospectus supplement and those set forth in documents incorporated by reference into this prospectus and any applicable prospectus supplement, including in our most recent Annual Report on Form 20-F filed with the Commission, and in our quarterly updates to those risk factors contained in the Reports of Foreign Private Issuer on Form 6-K regarding our financial condition and results of operations that we furnish to the Commission on a quarterly basis, as well as other information in this prospectus and any prospectus supplement, before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties known or not known to us or that we deem immaterial may also impair our business, financial condition, results of operations and prospects.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the Commission, will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference into this prospectus and any prospectus supplement regarding our future strategy, future operations, projected financial position, proposed products, estimated future revenues, projected costs, future prospects, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. Except as may be required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they may be described in supplements to this prospectus (if any) under the caption “Risk Factors,” as well as in our most recent Annual Report on Form 20-F, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may furnish to, or file with, the Commission, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

OFFER STATISTICS AND EXPECTED TIMETABLE

We will include in an applicable prospectus supplement or in other offering materials the statistics related to any primary offering by us of our securities, or secondary offering by selling shareholders of ordinary shares, under the registration statement of which this prospectus forms a part, and the expected timetable for any such offering. Any prospectus supplement or any other offering materials may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any prospectus supplement and any other offering materials before you invest in any securities in any such offering.

REASONS FOR THE OFFER AND USE OF PROCEEDS

Unless otherwise stated in a prospectus supplement accompanying this prospectus, we are conducting the primary offering hereunder for general capital raising purposes, and will use the net proceeds from the sale of any securities that we may offer hereunder for general corporate purposes. Such general corporate purposes may include, but are not limited to, financing possible acquisitions, working capital, capital expenditures and redeeming outstanding securities. The prospectus supplement relating to an offering will contain a more detailed description of the reasons for the offering and use of proceeds of any specific offering of securities (if more specific than what is described in this paragraph).

Ordinary shares may be offered by selling shareholders under a supplement to this prospectus. We will not receive any of the proceeds from the sale or other disposition of our ordinary shares by the selling shareholders in any offering by them.

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CAPITALIZATION AND INDEBTEDNESS

Each prospectus supplement will include information on our capitalization and indebtedness.

DESCRIPTION OF ORDINARY SHARES

Our authorized share capital consists of (and consisted of, as of December 31, 2020) 180 million ordinary shares, par value NIS 0.01 per share. As of December 31, 2020, we had 56,617,225 ordinary shares outstanding, compared to 54,440,534 ordinary shares outstanding as of December 31, 2019. The large majority of the additional ordinary shares issued during the 2020 year consisted of the 1,488,258 ordinary shares that we issued to, or for the benefit of, the stockholders of Origin (including escrow shares) upon the closing of our acquisition of Origin on December 31, 2020. The remaining ordinary shares issued during 2020 were issued pursuant to, or upon exercise of, equity awards to directors, officers and/or other employees. As of February 16, 2021, 56,655,816 ordinary shares were issued and outstanding.

We may from time to time, by approval of a majority of our shareholders, increase our authorized share capital. Our fully paid ordinary shares are issued in registered form and, subject to applicable securities laws, are freely transferable under our amended and restated articles of association, as further amended (to which we refer herein as our amended articles). Under the Israeli Companies Law, 5759-1999, or the Companies Law, we are required to maintain a major shareholder register listing for shareholders holding 5% or more of our outstanding ordinary shares.

Our amended articles and the laws of the State of Israel do not restrict the ownership or voting of ordinary shares by non-residents of Israel, except with respect to individuals and entities that are residents of countries in a state of war with Israel, and except with respect to entities which are controlled by residents of countries in a state of war with Israel.

Listing, Register Number and Purpose

Our ordinary shares are listed and traded on the Nasdaq Global Select Market under the trading symbol “SSYS.”

Our registration number at the Israeli Registrar of Companies is 51-260769-8.

Our purpose under our memorandum of association and amended articles is to conduct all types of business as are permitted by law.

Dividend and Liquidation Rights

Subject to any preferential, deferred or other rights or restrictions attached to any special class of shares with regard to dividends, holders of our ordinary shares are entitled to their proportionate share of any cash dividend, share dividend or dividend in kind declared with respect to our ordinary shares. Under the Companies Law and our amended articles, we may declare dividends only out of our “profits,” as such term is defined in the Companies Law, and provided that the distribution does not create a reasonable concern that the Company will be unable to meet its existing and anticipated obligations as they become due, or the “solvency test.” Notwithstanding the foregoing, dividends may be paid even if we do not have “profits,” with the approval of a court, provided that we meet the aforesaid solvency test. “Profits,” for purposes of the Companies Law, means the greater of retained earnings or earnings accumulated during the preceding two years, after deduction of previous distributions that were not already deducted from the surpluses, as evidenced by the most recent audited or reviewed financial statements of the company prepared no more than six months prior to the date of distribution.

Under the Companies Law, the declaration of a dividend does not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our amended articles provide that our board of directors may declare and distribute dividends without the approval of the shareholders

Our amended articles provide and that our board of directors is entitled to invest any dividend which has not been claimed for a period of one (1) year after having been declared, or to make use thereof in any other way for the benefit of the Company until such time as it is claimed. We are not obligated to pay interest or linkage on an unclaimed dividend.

In the event of liquidation, holders of our ordinary shares will have the right to share ratably in any assets remaining after payment of liabilities, in proportion to the paid-up par value of their respective holdings. These rights may be affected by the grant of preferential liquidation or dividend rights to the holders of a class of shares that may be authorized in the future.

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Shareholder Meetings

Holders of ordinary shares have one vote for each ordinary share held on all matters submitted to a vote of shareholders. This right may be changed if shares with special voting rights are authorized in the future.

Under the Companies Law, an annual general meeting of our shareholders should be held once every calendar year, but no later than 15 months from the date of the previous annual general meeting.

All meetings other than the annual general meeting of shareholders are referred to as extraordinary general meetings. Our board of directors may call extraordinary general meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law and our amended articles provide that our board of directors is required to convene an extraordinary general meeting upon the written request of (i) any two of our directors or one-quarter of our board of directors or (ii) one or more shareholders holding, in the aggregate, either (a) 5% of our outstanding issued shares and 1% of our outstanding voting power or (b) 5% of our outstanding voting power. The Chairman of the Board of Directors or any other person appointed by the Board of Directors for this purpose, presides at each of our general meetings.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders that are entitled to participate and vote at general meetings are the shareholders of record on a date decided by our board of directors, which may be between four and 40 days prior to the date of the meeting. Furthermore, the Companies Law and the amended articles generally require that resolutions regarding the following matters will be passed at a general meeting of our shareholders:

●	amendments to the amended articles;

●	appointment or termination of our auditors;

●	appointment of directors and appointment and dismissal of external directors;

●	approval of certain acts and transactions involving related parties, as defined by the Companies Law or pursuant to our amended articles, as further described below;

●	director compensation;

●	increases or reductions of our authorized share capital;

●	a merger;

●	the exercise of our board of directors’ powers by a general meeting, if the board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management; and

●	certain liquidation events.

The Companies Law and the amended articles require that a notice of any annual general meeting or extraordinary general meeting be provided to shareholders at least 21 days prior to the meeting, and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, including appointing of a chief executive officer of a company to a concurrent office as the chairman of the board of directors, or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

Under the Companies Law and the amended articles, shareholders are not permitted to take action via written consent in lieu of a meeting.

Voting Rights

Quorum requirements

Pursuant to our amended articles, holders of ordinary shares have one vote for each share held on all matters submitted to a vote before the shareholders at a general meeting. The quorum required for a general meeting consists of at least two shareholders present in person, by proxy or written ballot who hold or represent between them at least 25% of the total outstanding voting rights in the Company. A meeting adjourned for lack of a quorum is generally adjourned to the same day in the following week at the same time and place or to a later time and date if so specified in the notice of the meeting. At the reconvened meeting, any two or more shareholders present in person or by proxy constitute a lawful quorum.

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Vote requirements

Our amended articles provide that all resolutions of our shareholders require the approval of a majority of the voting power present and voting at a general meeting, in person or by proxy, unless otherwise required by the Companies Law or by the amended articles. Under the Companies Law, subject to certain exceptions, each of (i) the approval of an extraordinary transaction with a controlling shareholder or in which a controlling shareholder has a personal interest, (ii) the terms of employment or other engagement of the controlling shareholder of the company or such controlling shareholder’s relative (even if not constituting an extraordinary transaction) and (iii) the terms of employment of the chief executive officer, require, in addition to approval by the audit committee (or, in the case of a compensatory arrangement, the compensation committee) and the board of directors, approval by a simple majority of the shareholders, provided such majority fulfills one of the following requirements:

●	the majority that voted in favor of the matter includes a majority of non-controlling shareholders who do not have a personal interest in the matter; or

●	the votes of non-controlling shareholders who do not have a personal interest in the matter and who vote against such matter represent less than two percent (2%) of the voting rights of the company.

Under the Companies Law, an extraordinary transaction is a transaction: not in the ordinary course of business, not on market terms, or that is likely to have a material impact on the company’s profitability, assets or liabilities.

Under our amended articles, if our share capital is divided into classes, the alteration of the rights, privileges, preferences or obligations of any class of share capital will require approval by a majority of the voting power present and voting, in person or by proxy, at a class meeting of the class so affected (or such other percentage of the relevant class that may be set forth in the governing documents relevant to such class).

Shareholder Duties

The Companies Law provides that a shareholder, in exercising his or her rights and performing his or her obligations toward the company and its other shareholders, must act in good faith and in a customary manner, and avoid abusing his or her power, among other things, when voting at general meetings on matters such as changes to the articles of association, increasing the company’s registered capital, mergers and approval of related party transactions. In addition, specified shareholders have a duty of fairness toward the company. These shareholders include any controlling shareholder, any shareholder who knows that it possesses the power to determine the outcome of a shareholder vote and any shareholder who, pursuant to the provisions of the company’s articles of association, has the power to appoint or prevent the appointment of an office holder or any other power with respect to the company. The Companies Law does not define the substance of this duty of fairness. However, a shareholder’s breach of the duty of fairness is subject to laws regarding breaches of contracts and takes into account the status of such shareholder with respect to the company.

Access to Corporate Records

Under the Companies Law and our amended articles, shareholders are provided access to the following corporate records: minutes of our general meetings; our shareholders register and principal shareholders register, our amended articles and financial statements; and any document that we are required by law to file publicly with the Israeli Companies Registrar or the Israel Securities Authority. In addition, shareholders may request to be provided with any document related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Companies Law. We may deny this request if we believe it has not been submitted in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

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Modification of Class Rights

The rights attached to any class of shares, such as voting, liquidation and dividend rights, may be amended by adoption of a resolution by the holders of a majority of the shares of that class present at a separate class meeting, or otherwise in accordance with the rights attached to such class of shares, as set forth in our amended articles.

Transfer Agent and Registrar

Our transfer agent and registrar in the United States is Continental Stock Transfer & Trust Company.

Registration Rights

None of our shareholders currently has the right to request that we register the sale of our ordinary shares for them, other than shareholders that have been issued, or may in the future be issued, ordinary shares by us pursuant to our acquisition of Origin, which was consummated on December 31, 2020, and for which we filed, on January 7, 2020, a registration statement on Form F-3 in order to fulfill our obligation to register the resale of those shares under the definitive agreement whereby we acquired Origin.

Anti-Takeover Provisions

Except for provisions in our amended articles that contain procedural guidelines and disclosure requirements with respect to the submission of shareholder proposals for shareholders meetings, there are no specific provisions of our memorandum, amended articles or other constituent documents that would have an effect of delaying, deferring or preventing a change in control of the Company or that would operate only with respect to a merger, acquisition or corporate restructuring involving us (or any of our subsidiaries). However, as described below, certain provisions of the Companies Law may have such effects.

Full Tender Offer

A person wishing to acquire shares of a public Israeli company and who could as a result hold over 90% of the target company’s issued and outstanding share capital or voting rights (or a class thereof) is required by the Companies Law to make a tender offer to all of the target company’s shareholders for the purchase of all of the issued and outstanding shares of the target company (or the applicable class). If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital and voting rights of the company or of the applicable class, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law (provided that a majority of the offerees that do not have a personal interest in such tender offer shall have approved it). However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares. A shareholder who had its shares so transferred, regardless of whether such shareholder agreed to the offer, may, at any time within six months following the completion of the tender offer, petition the court to determine whether the tender offer was for less than fair value and whether the fair value should be paid as determined by the court. However, an offeror may stipulate in the tender offer document that a shareholder who accepts the offer waives its appraisal rights. If a tender offer is not accepted in accordance with the requirements set forth above, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or voting rights or 90% of the shares or voting rights of the applicable class, from shareholders who accepted the tender offer.

Special Tender Offer

The Companies Law provides that an acquisition of shares of a public Israeli company must be made by means of a special tender offer if as a result of the acquisition the purchaser could become a holder of 25% or more of the voting rights in the company, unless one of the exemptions in the Companies Law (as described below) is met. This rule does not apply if there is already another holder of at least 25% of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a tender offer if as a result of the acquisition the purchaser could become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company, unless one of the exemptions in the Companies Law is met.

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These requirements do not apply if the acquisition (i) occurs in the context of a private placement by the company that received shareholder approval as a private placement whose purpose is to give the acquirer at least 25% of the voting rights in the company if there is no person who holds 25% or more of the voting rights in the company, or as a private placement whose purpose is to give the acquirer 45% of the voting rights in the company, if there is no person who holds 45% of the voting rights in the company, (ii) was from a shareholder holding 25% or more of the voting rights in the company and resulted in the acquirer becoming a holder of 25% or more of the voting rights in the company, or (iii) was from a holder of more than 45% of the voting rights in the company and resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company.

A special tender offer must be extended to all shareholders of a company but the offeror is not required to purchase shares representing more than 5% of the voting power attached to the company’s outstanding shares, regardless of how many shares are tendered by shareholders. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer.

If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Merger

The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Companies Law are met, by a majority vote of each party’s shares, and, in the case of the target company, a majority vote of each class of its shares, voted on the proposed merger at a shareholders meeting called with at least 35 days’ prior notice.

For purposes of the shareholder vote, unless a court rules otherwise, the merger requires approval by a majority of the votes of shares represented at the shareholders’ meeting that are held by parties other than the other party to the merger, or by any person (or group of persons acting in concert) who holds (or hold, as the case may be) 25% or more of the voting rights or the right to appoint 25% or more of the directors of the other party to the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders (as described above under “Voting Rights—Vote requirements”).

If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders of the company that have petitioned the court to approve the merger.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger was filed by each party with the Israeli Registrar of Companies and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party.

Preferred Share Issuance

Under the Companies Law, we are allowed to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights, distributions or other matters and shares having preemptive rights. No preferred shares are currently authorized under our amended articles. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to our amended articles, which requires the prior approval of the holders of a majority of the voting power present and voting, in person or by proxy, at the applicable general meeting of our shareholders. The convening of the meeting, the shareholders entitled to participate and the majority vote required to be obtained at such a meeting will be subject to the requirements set forth in the Companies Law as described above under “—Voting Rights.”

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DESCRIPTION OF OTHER SECURITIES

We will set forth in an applicable prospectus supplement a description of any warrants to purchase our ordinary shares or debt securities that we may offer under this prospectus. The general form of indenture pursuant to which such debt securities may be offered is set forth as Exhibit 4.4 to the registration statement of which this prospectus is a part.

TAXATION

Certain income tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

SELLING SHAREHOLDERS

If the registration statement of which this prospectus is a part is used by any selling shareholder for the resale of any ordinary shares registered thereunder, information about such selling shareholder, its beneficial ownership of our securities and its relationship with us will be set forth in a post-effective amendment to the registration statement, in a supplement to this prospectus, or in one or more documents incorporated by reference into this prospectus or the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may offer and sell our securities, and any selling shareholders may offer and sell shares, in offerings hereunder to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide the specific plan of distribution for any securities to be offered by us or by selling shareholders in a supplement to this prospectus.

EXPENSES

The following table sets forth our expenses (other than underwriting discounts and commissions) in connection with the offering described in the registration statement of which this prospectus is a part:

SEC registration fee	$	*
Printing, EDGAR and photocopying fees	$	**
Legal fees and expenses	$	**
Accounting fees and expenses	$	**
Miscellaneous expenses	$	**
Total	$	**

*	In accordance with Rules 456(b) and 457(r) under the Securities Act, we are deferring payment of the registration fee for securities offered under this prospectus.

**	Estimated expenses in respect of offerings hereunder are not presently known. Once known, such expenses will be disclosed in separate prospectus supplements required to be filed in connection with any such offerings, or as an exhibit to a filing with the Commission pursuant to the Exchange Act that is incorporated by reference into this prospectus.

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LEGAL MATTERS

  The validity of the ordinary shares offered by this prospectus will be passed upon by Meitar Law Offices, Ramat-Gan, Israel. Unless otherwise indicated in the applicable prospectus supplement, the validity and enforceability of the warrants and debt securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Cooley LLP, Boston, Massachusetts.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2020 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are an Israeli company and are a "foreign private issuer" as defined in Rule 3b-4 under the Exchange Act. As a result, (1) our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, and (2) transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act.

 In addition, we are not required to file reports and financial statements with the Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the Commission an Annual Report on Form 20-F containing financial statements audited by an independent registered public accounting firm. We also furnish Reports of Foreign Private Issuer on Form 6-K containing unaudited financial information for the first three quarters of each fiscal year and other material information that we are required to make public in Israel, that we file with, and that is made public by, any stock exchange on which our shares are traded, or that we distribute, or that is required to be distributed by us, to our shareholders.

You can read and copy any materials we file with the Commission at its website, which you can access at http://www.sec.gov. You may also access the information that we file electronically with the Commission through our website at http://www.stratasys.com. The information contained on, or linked from, our website does not form part of this prospectus.

This prospectus is part of a registration statement on Form F-3 filed by us with the Commission under the Securities Act. As permitted by the rules and regulations of the Commission, this prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto filed with the Commission. For further information with respect to us and the ordinary shares, warrants and debt securities that may be offered hereby by us, or the ordinary shares that may be offered by selling shareholders, you should refer to the complete registration statement on Form F-3, including any prospectus supplement, which may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference into the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

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We incorporate by reference into this prospectus the documents listed below, and any future Annual Reports on Form 20-F, and all subsequent Reports of Foreign Private Issuer on Form 6-K (to the extent that any such Form 6-K indicates that it is intended to by incorporated by reference herein) filed with or furnished to the Commission pursuant to the Exchange Act prior to the termination of the offering. The documents that we incorporate by reference are:

●	our Annual Report on Form 20-F for the year ended December 31, 2020, filed with the Commission on March 1, 2021, which we refer to as the 2020 Annual Report; and

●	the description of our ordinary shares set forth under “Item 1. Description of Registrant's Securities to be Registered” in our Registration Statement on Form 8-A, filed with the Commission on December 3, 2012, as supplemented by Exhibit 2.2 to the 2020 Annual Report, and as may be further updated or amended in any amendment or report filed for such purpose.

The information that we incorporate by reference is an important part of this prospectus, and later information that we file with the Commission will automatically be incorporated into, update and supersede the information contained in this prospectus. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the Commission.  We shall provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference into this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at Stratasys Ltd., 1 Holtzman Street, Science Park, P.O. Box 2496, Rehovot 76124, Israel, Attention: Yonah Lloyd—Chief Communications Officer, Telephone: +972-74-745-4300, email: Yonah.Lloyd@stratasys.com.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors, officers and any Israeli experts named in this prospectus, substantially all of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Meitar Law Offices, that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws because Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

We have irrevocably appointed Stratasys, Inc. as our agent to receive service of process in any action against us in any United States federal or state court arising out of the offering under this prospectus or any purchase or sale of securities in connection with any such offering. Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law prevailing in Israel;

●	the judgment is executory in the state in which it was given;

●	the prevailing law of the foreign state in which the judgment is rendered allows for the enforcement of judgments of Israeli courts;

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

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●	the judgment is not contrary to public policy of Israel, and the enforcement of the civil liabilities set forth in the judgment is not likely to impair the security or sovereignty of Israel;

●	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties;

●	an action between the same parties in the same matter was not pending in any Israeli court at the time at which the lawsuit was instituted in the foreign court; and

●	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment. Current Israeli exchange control regulations also permit a judgment debtor to make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

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Ordinary shares

Prospectus supplement

J.P. Morgan

Stifel

March     , 2021